As filed with the Securities and Exchange Commission on June 23, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

INNERWORKINGS, INC.
(Exact Name of registrant as specified in its charter)

______________________

Delaware (State or other jurisdiction of incorporation or organization)	20-5997364 (I.R.S. Employer Identification Number)
______________________

InnerWorkings, Inc. 2006 Stock Incentive Plan
(as amended and restated June 16, 2011)
 (Full title of the plan)
______________________

600 West Chicago Avenue Suite 850 Chicago, Illinois (Address of registrant’s principal executive offices)	60654 (Zip Code)

Eric D. Belcher
Chief Executive Officer
InnerWorkings, Inc.
600 West Chicago Avenue
Suite 850
Chicago, Illinois 60654
(312) 642-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copy To:

Steven J. Gavin, Esq.
Matthew F. Bergmann, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value per share	1,500,000 shares	$8.33	$12,495,000	$1,451

(1)
In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional shares of common stock, par value $0.0001 per share, that may be issued pursuant to the InnerWorkings, Inc. 2006 Stock Incentive Plan (as amended and restated effective June 16, 2011) to prevent dilution from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended, on the basis of the average high and low sale prices reported for shares of the Registrant’s common stock on the NASDAQ Global Select Market on June 21, 2011.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement (the “Registration Statement”) registers an additional 1,500,000 shares of common stock, par value $0.0001, of InnerWorkings, Inc. (“InnerWorkings”) that may be awarded under the InnerWorkings, Inc. 2006 Stock Incentive Plan (as amended and restated effective June 16, 2011). The contents of the registration statement on Form S-8 as filed on September 7, 2006 (registration statement No. 333-137173) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                      Incorporation of Documents by Reference.

The following documents filed by InnerWorkings with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)           InnerWorkings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 2, 2011, as amended by InnerWorkings’ Amendment to its Annual Report on Form 10-K/A, filed on April 29, 2011;

(b)           InnerWorkings’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed on May 10, 2011;

(c)           InnerWorkings’ Current Reports on Form 8-K dated January 19, 2011, May 26, 2011 and June 16, 2011, filed on January 24, 2011, May 31, 2011 and June 20, 2011, respectively; and

(d)           The description of the Registrant’s common stock, par value $0.0001 per share, contained in InnerWorkings’ Registration Statement on Form 8-A/A filed with the Commission on August 11, 2006 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or any report filed for the purpose of updating such description.

All documents filed by InnerWorkings with the Commission (other than, in each case, documents deemed to have been furnished and not filed in accordance with Commission rules, including but not limited to information disclosed by InnerWorkings under Items 2.02 or 7.01 of any current report on Form 8-K) pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                      Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description

4.1
InnerWorkings, Inc. 2006 Stock Incentive Plan, as amended and restated effective June 16, 2011 (incorporated by reference to reference to Appendix B to InnerWorkings’ definitive proxy statement on Schedule 14A filed on April 29, 2011)

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of Winston & Strawn LLP (included in their opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois on this 23rd day of June, 2011.

INNERWORKINGS, INC.

By:      Joseph M. Busky
Joseph M. Busky
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Eric D. Belcher and Joseph F. Busky his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done and about premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric D. Belcher	President and Chief Executive Officer	June 23, 2011
Eric D. Belcher	(principal executive officer) and Director

/s/ Joseph M. Busky	Chief Financial Officer	June 23, 2011
Joseph M. Busky	(principal accounting and financial officer)

/s/ Jack M. Greenberg	Chairman of the Board	June 23, 2011
Jack M. Greenberg

/s/ John R. Walter	Director	June 23, 2011
John R. Walter

Director
Peter J. Barris

/s/ Sharyar Baradaran	Director	June 23, 2011
Sharyar Baradaran

/s/ Linda S. Wolf	Director	June 23, 2011
Linda S. Wolf

/s/ Eric P. Lefkofsky	Director	June 23, 2011
Eric P. Lefkofsky

/s/ Charles K. Bobrinskoy	Director	June 23, 2011
Charles K. Bobrinskoy

INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description of Document

4.1
InnerWorkings, Inc. 2006 Stock Incentive Plan, as amended and restated effective June 16, 2011 (incorporated by reference to reference to Appendix B to InnerWorkings’ definitive proxy statement on Schedule 14A filed on April 29, 2011)

5.1	Opinion of Winston & Strawn LLP as to the legality of the securities being registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of Winston & Strawn LLP (included in their opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page of this Registration Statement)